Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of ARC Corporate Realty Trust, Inc. (“ACRT’) on Form 10-K for the year ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert J. Ambrosi, Chief Executive Officer of ACRT, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of ACRT.

/s/ Robert J. Ambrosi
Robert J. Ambrosi
Chief Executive Officer
March 12, 2008

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. ss. 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of ACRT, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

A signed original of this written statement required by Section 906 has been provided to ACRT and will be retained by ACRT and furnished to the Securities and Exchange Commission or its staff upon request.

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